Pricing Supplement No. 9	Rule 424(b)(2)
Dated: August 14, 2003	Registration No. 333-47336

(To Prospectus dated October 16, 2000, and Prospectus Supplement dated February 28, 2001)

WELLS FARGO & COMPANY

Medium-Term Notes, Series C

Floating Rate Notes

Principal Amount:	$100,000,000

Issue Price:	100%

Proceeds to Company:	$99,870,000

Original Issue Date:	August 21, 2003

Stated Maturity:	December 21, 2007

Form:	Book entry

Base Rate:	Federal Funds Rate

Initial Interest Rate:	Federal Funds Rate plus 29 basis points; to be determined on the Original Issue Date

Interest Payment Dates:	Quarterly on the 21st of March, June, September and December, commencing September 21, 2003

Interest Determination Dates:	Each Interest Reset Date

Interest Reset Dates:	Each Business Day

Index Maturity:	Daily

Spread:	+29 basis points

Agent:	J. P. Morgan Securities Inc.

Currency:	U.S. Dollars

CUSIP:	94974BAV2

Tax Considerations

Prospective investors are advised that the backup withholding rate is equal to the fourth lowest rate of income tax applicable to unmarried individuals. This rate is currently 30%. This information updates the information given with respect to backup withholding in the accompanying prospectus supplement under the heading “United States Federal Taxation—U.S. Information Reporting Requirements and Backup Withholding Tax.”